Exhibit 10.3

CONSULTING AGREEMENT

This agreement is made as of this 1st day of February, 2005 (the “Effective Date”) and when executed by the parties, will constitute an agreement between Authentidate Holding Corp., with its principal place of business at 2165 Technology Drive, Schenectady, New York 12308 (the “Company”) and John T. Botti, with his principal place of business at Loudonville, New York (the “Consultant”), pursuant to which the Company agrees to retain Consultant and Consultant agrees to be retained by the Company under the terms and conditions set forth below.

1. Retention. The Company hereby retains Consultant to perform consulting services related to the business of the Company, solely as directed by the Chief Executive Officer of the Company, and Consultant hereby accepts such retention. Nothing herein shall require the Company to utilize or implement Consultant’s services in any specific situation. Subject to the terms set forth below, Consultant shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice. Consultant shall deliver services at Consultant’s place of business, the Company’s place of business, or at various other sites as required and mutually and reasonably agreeable to the Company and the Consultant.

2. Compensation. As compensation for the services described in paragraph 1 above, and subject to the provisions of Paragraph 9 below, the Company agrees to pay Consultant a retainer fee (the “Retainer Fee”) of $10,000 per each thirty days of services rendered during the Term (as defined in Paragraph 9, below) of this Agreement. In addition to its this compensation, the Company will reimburse Consultant for any and all expenses incurred by Consultant, subject to the Company’s prior written approval, in the performance of its duties hereunder and, Consultant shall account for such expenses to the Company. Such reimbursement shall cumulate and be paid on a monthly basis. During the Term, Company shall pay Consultant all Retainer Fees due at the end of each thirty-day period for which said Retainer Fee is due. Consultant shall invoice the Company on or about the first business day of every thirty-day period during the Term.

3. Relationship. Consultant shall use his best efforts and shall devote such time and effort to the performance of its duties hereunder as is reasonably necessary for such performance. Consultant is an independent contractor and not an employee, agent or representative of the Company. Consultant has no authority to bind the Company to any obligation or agreement. Consultant expressly agrees that he shall at all times advise all third parties contacted in furtherance of this Agreement that he is an independent contractor with no authority to bind the Company.

4. Covenants. Consultant shall coordinate his activities with the Company and report to the Chief Executive Officer of the Company. All activities of Consultant shall require the prior written consent of the Chief Executive Officer of the Company. During the term hereof, neither Consultant nor any affiliate, partner, employee, agent or representative of Consultant, shall render the same or similar services to any business, entity or person engaged in any business which is the same as or similar to or competitive with, the businesses of the Company or its subsidiaries.

5. Confidentiality. (a) During the Term and for a period of five years thereafter, Consultant shall hold Company’s Confidential Information in strict trust and confidence and avoid the disclosure or release thereof to any other person or entity by using at least the same degree of care as it uses to avoid unauthorized use, disclosure, or dissemination of its own Confidential Information of a similar nature, but not less than reasonable care, (ii) not use the Confidential Information for any purpose whatsoever except as expressly contemplated under this Agreement, and (iii) not to, directly or indirectly,

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copy, reproduce, use, publish, misappropriate, assign, or otherwise transfer or disclose to any person the Confidential Information, other than as permitted pursuant to the terms of this Agreement, regardless of whether such information was actually delivered to Consultant prior to the effective date of this Agreement.

(b) Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure by the Company; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by governmental requirements. If Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

(c) No license is granted hereunder by Company to its Confidential Information or to any intellectual property right therein delivered or made available to Consultant except for the limited purpose of developing the deliverables in accordance with this Agreement. Company retains all right, title and interest in and to its Confidential Information. Failure on the part of the Consultant to abide by this section shall cause Company irreparable harm for which damages, although available, will not be an adequate remedy at law. Accordingly, Company has the right to obtain injunctive to prevent any threatened or actual violations of this section in addition to whatever remedies it may have at law. Consultant expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the Company.

6. Intellectual Property. In consideration of the retention of Consultant by the Company, and free of any additional obligations of the Company to make additional payment to Consultant, Consultant agrees to promptly disclose and irrevocably assign to the Company any and all inventions, software (including source code and source code documentation for all computer programs developed or modified), manuscripts, documentation, improvements or other intellectual property whether or not protectible by any state or federal laws relating to the protection of intellectual property, relating to the present or future business of the Company that are developed, conceived or reduced to practice by Consultant, either alone or jointly with others, and whether or not developed during normal business hours or arising within the scope of his duties of employment, during or as a result of performance of this Agreement (all of the foregoing “Intellectual Property”). Consultant agrees that all such Intellectual Property, including without limitation all copyrights, trademarks, trade secrets and patent rights therein, is irrevocably assigned to and shall be and remain the sole and exclusive property of the Company and shall be deemed the product of work for hire. Consultant hereby agrees to execute such assignments and other documents as the Company may consider appropriate to vest all right, title and interest therein to the Company and hereby appoints the Company Consultant’s attorney-in-fact with full powers to execute such document itself in the event employee fails or is unable to provide the Company with such signed documents. This provision does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Consultant’s own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Consultant for the Company.

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7. Indemnification. Consultant agrees to indemnify and hold harmless the Company, its employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which the Company is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of Consultant’s negligence, willful misconduct or breach of this Agreement. Consultant’s obligation to indemnify the other party shall be conditioned on the following: (a) the Company shall notify the other party in writing as soon as practicable after its receipt of a claim and (b) Consultant shall control of the defense and all related settlement negotiations, provided, however, that any settlement be made with the consent of the Company and such settlement include as an unconditional term thereof the giving by the claimant of an unconditional release from all liability in favor of the Company.

8. Non-Assignment. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

9. Term and Termination. This Agreement shall commence on the Effective Date and is for an initial term of twelve months (the “Term”). Paragraphs 5, 6, 7, 9, 10, and 11 shall survive the expiration or termination of this Agreement under all circumstances. Upon the expiration or termination of this Agreement, (a) each party shall return the other’s Confidential Information in its possession or control, (b) all amounts not disputed in good faith that are owed by each party to the other party under this Agreement which accrued before such termination or expiration will be immediately due and payable and (c) Consultant shall deliver to Company all deliverables completed and accepted up to the date of termination and Company shall have all right, title and interest thereto. If the Company terminates the Agreement prior to the expiration of the Term, or the Consultant dies or becomes disabled (as determined by Employee’s physician), prior to the expiration of the Term of the Agreement, then the Company may terminate this Agreement upon payment to the Employee or his estate in a lump sum all sums remaining due for the balance of the Term of the Agreement.

10. Notices. Any notices hereunder shall be sent to the Company and to Consultant at their respective addresses set forth above. Any notice shall be given by certified mail, return receipt requested, postage prepaid, overnight courier or personal delivery. Notices shall be deemed to have been given when deposited in the United States mail or delivered to a nationally-recognized courier service. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

11. General. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Paragraph 7, and their respective heirs, administrators, successors and permitted assigns. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

AUTHENTIDATE HOLDING CORP.

By: /s/ Surendra Pai_________
Suren Pai, Chief Executive Officer

CONSULTANT

By: /s/ John T. Botti
John T. Botti